Exhibit h.1

Up to 3,100,000 Shares of Common Stock

Issuable Upon Exercise of Transferable Rights

to Subscribe for such Shares

DEALER MANAGER AGREEMENT

New York, New York

[            ], 2008

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Stifel, Nicolaus & Company, Incorporated

One Financial Plaza

501 North Broadway

St. Louis, MO 63102

Ladies and Gentlemen:

Kohlberg Capital Corporation, a Delaware corporation (the “Company”), hereby confirms the agreement with and appointment of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), JMP Securities LLC (“JMP”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) to act as a dealer manager (each a “Dealer Manager” and, collectively, the “Deal Managers”) in connection with the issuance by the Company to the holders of record (the “Record Date Stockholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) transferable rights entitling such Record Date Stockholders, and any transferees of rights thereof (such transferees and the Record Date Stockholders, collectively, the “Holders”), to collectively subscribe for up to 3,100,000 shares (each a “Share” and, collectively, the “Shares”) of common stock, par value $0.01 per share (the “Common Shares”), of the Company (the “Offer”). Pursuant to the terms of the Offer, the Company is issuing each Record Date Stockholder one transferable right (each a “Right” and, collectively, the “Rights”) for each six (6) Common Shares held by such Record Date Stockholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price of [ ]% of the volume-weighted average of the sales prices of a share of the Company’s Common Shares on The NASDAQ Global Select Market for the [ ] consecutive trading days ending on the Expiration Date (as hereinafter defined) (the “Subscription Price”), one Share for each Right exercised, on the terms and subject to the conditions set forth in such Prospectus. No fractional Rights will be issued; fractional Rights will be rounded up to the next whole Right. Pursuant to the over-subscription privilege in connection with the Offer (the “Over-Subscription Privilege”), (i) Record Date Stockholders who fully exercise all Rights issued to them may subscribe for additional Shares not subscribed for by other Holders, on the terms and subject to the conditions set forth in the Prospectus, including as to proration, and (ii) any Holders other than Record Date Stockholders who exercise Rights transferred to them may subscribe for additional Shares not subscribed for by other Holders or by Record Date Stockholders pursuant to their Over-Subscription Privilege, on the terms and subject to the conditions set forth in the

Prospectus, including as to proration. The Rights are transferable and are expected to be listed on The NASDAQ Global Select Market under the symbol “KCAPR”.

The Company has prepared a registration statement on Form N-2 (File No. 333-149121) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations”), and has filed such registration statement and any amendments to such registration statement on Form N-2 with the Securities and Exchange Commission (the “Commission”), as may have been required as of the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission. If the registration statement has become effective and any prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A or Rule 430C, as applicable, of the Securities Act Rules and Regulations, a final prospectus containing such omitted information will promptly be filed by the Company with the Commission in accordance with Rule 497 of the Securities Act Rules and Regulations. The term “Registration Statement” means the registration statement, as amended, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A or Rule 430C, as applicable, of the Securities Act Rules and Regulations. The term “Prospectus” means (except as otherwise specified herein) the final prospectus in the form filed with the Commission pursuant to Rule 497 of the Securities Act Rules and Regulations, as from time to time amended or supplemented pursuant to the Securities Act.

The Prospectus and letters to Record Date Stockholders of the Company, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Company to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use, approve, prepare or authorize for use in connection with the Offer are collectively referred to hereinafter as the “Offering Materials”.

1.	Representations and Warranties.

(a)	The Company represents and warrants to, and agrees with, the Dealer Managers as of the date hereof and as of the date and time of the commencement of the Offer (such later date and time being hereinafter referred to as the “Representation Date”) and as of the date and time of the expiration of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”) that:

(i)

The Company is eligible to use Form N-2 under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became or becomes effective, the Registration Statement did or will contain all statements required to be stated therein in accordance with, and did or will comply, and any amendment to thereto will comply, in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission under the Investment Company Act (the “Investment Company Act Rules and Regulations,” and, together with the Securities Act Rules and Regulations, the “Rules and Regulations”), and did not or will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the Expiration

Date, the Prospectus and the Offering Materials did or will comply, and any amendment thereto will comply, in all material respects with the Securities Act, the Investment Company Act and the Rules and Regulations, and did not or will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials made in reliance upon and in conformity with information relating to the Dealer Managers furnished to the Company in writing by the Dealer Managers expressly for use in the Registration Statement, Prospectus or Offering Materials.

(ii)	The Commission has not issued any order preventing or suspending the use of the Prospectus or the Offering Materials, or suspended the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(iii)	The Prospectus and Offering Materials delivered to the Dealer Managers in connection with the offering were identical to the electronically transmitted copies filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except as may be permitted by Regulation S-T under the Securities Act.

(iv)	The Company has been duly organized, is validly existing and is in good standing as a corporation in the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(v)	The Company’s only subsidiaries are listed on Exhibit 21.1 of the Company’s Form 10-K for the year ended December 31, 2007 (each, a “Subsidiary” and collectively, the “Subsidiaries”) Each of the Subsidiaries has been duly organized, is validly existing as a limited liability company under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Subsidiaries have all limited liability company power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged.

(vi)	The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding, except as disclosed in the Registration Statement and the Prospectus, and except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the Company’s Dividend Reinvestment Plan or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus. All of the limited liability company interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vii)	The Rights and the Shares to be issued by the Company hereunder have been duly authorized and, upon payment and delivery in accordance with this dealer manager agreement (the “Agreement”), the Shares will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(viii)	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(ix)	This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law);

(x)

The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated thereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, Katonah Debt Advisors, L.L.C., a Delaware limited liability company (“KDA”) or Kohlberg Capital Funding LLC I, a Delaware limited liability company (“Kohlberg Funding”), or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company, KDA or Kohlberg Funding is a party or by which the Company, KDA or Kohlberg Funding is bound or to which any of the property or assets of the Company, KDA or Kohlberg Funding is subject, except for such conflicts, breaches or violations that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(B) result in any violation of the provisions of the charter or bylaws or other organizational documents of the Company, KDA or Kohlberg Funding; or (C) to the knowledge of the Company, KDA or Kohlberg Funding, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, KDA or Kohlberg Funding or any of their properties or assets.

(xi)	No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, KDA or Kohlberg Funding or any of their properties or assets is required to be obtained by the Company for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Rights as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except for the registration of the Rights and the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws in connection with the sale of the transfer of the Rights and sale of the Shares.

(xii)	Except as identified in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xiii)	The Company has not sold or issued any securities that would be required to be integrated with the Offer of the Rights and the sale and delivery of the Shares contemplated by this Agreement pursuant to the Securities Act or the Securities Act Rules and Regulations.

(xiv)	Since December 31, 2007, except as disclosed in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long term debt of the Company, KDA or Kohlberg Funding or any material adverse change in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company, KDA and Kohlberg Funding taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv)	Since the date as of which information is given in the Prospectus and except as may otherwise be described in the Prospectus, the Company has not (A) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (B) entered into any material transaction not in the ordinary course of business; or (C) declared or paid any dividend on its capital stock.

(xvi)	The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(xvii)	Deloitte & Touche LLP, who has audited certain financial statements of the Company, whose report appears in the Prospectus and who have delivered their letter referred to in Section 6(e) hereof, are independent public accountants as required by the Securities Act, The Investment Company Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board.

(xviii)	The Company, KDA and Kohlberg Funding have good and marketable title in fee simple to all real property, have valid rights to lease or otherwise use and have good and marketable title to all personal property owned by them, material to the respective businesses of each of the Company, KDA and Kohlberg Funding, in each case free and clear of all liens, encumbrances and defects, except such as (A) are described in the Registration Statement and the Prospectus; (B) do not materially interfere with the use made and proposed to be made of such property by the Company, KDA and Kohlberg Funding; or (C) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company, KDA and Kohlberg Funding are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, KDA and Kohlberg Funding.

(xix)	The statistical and market related data included under the caption “Business” in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xx)	Neither the Company, KDA nor Kohlberg Funding is, and after the Expiration Date, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus, will be, required to register as a “registered management investment company” under the Investment Company Act.

(xxi)

(A) The Company has duly elected to be regulated by the Commission as a business development company (“BDC”) under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Subject to the filing of the Registration Statement and the Prospectus, all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Shares as provided in this Agreement; (B) the provisions of the Company’s charter and bylaws and the investment objective, policies and restrictions described in the Registration Statement and the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the Investment Company Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to BDCs.

(xxii)	When the notification of election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of the Investment Company Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(xxiii)	There are no legal or governmental proceedings pending to which the Company, KDA or Kohlberg Funding is a party or of which any property or assets of the Company, KDA or Kohlberg Funding is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(xxiv)	There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described and filed as required; and that statements made in the Registration Statement and the Prospectus under the captions “Election to be Regulated as a Business Development Company and a Regulated Investment Company,” “Distributions,” “Determination of Net Asset Value,” “Regulation,” “Certain U.S. Federal Income Tax Considerations,” “Description of Capital Stock” and “Shares Eligible for Future Sale,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xxv)	Except as described in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement or the Prospectus which is not so described.

(xxvi)	No labor disturbance by the employees of the Company, KDA or Kohlberg Funding exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xxvii)

(A) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), would have any liability (each a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to so comply would not reasonably be expected to have Material Adverse Effect; (B) with respect to each Plan subject to Title IV of ERISA (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code has received a prototype determination or opinion letter to the effect that the form of such Plan is so qualified and the company and, as to the form of such Plan, the Plan may rely on such letter or opinion (without an individual application) under applicable the rules of the Internal Revenue Service, and, to the knowledge of the Company nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xxviii)	The Company, KDA and Kohlberg Funding have (A) filed all Federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and all such tax returns are true, complete and correct in all material respects; and (B) paid all material taxes required to be paid, and no tax deficiency has been determined adversely to the Company, KDA or Kohlberg Funding, nor does the Company, KDA or Kohlberg Funding have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxix)	Commencing with its short taxable year ended December 31, 2006, the Company has qualified as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Code).

(xxx)

Neither the Company, KDA nor Kohlberg Funding (A) is in violation of its charter, bylaws or other organizational documents; (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxi)	The Company makes and keeps accurate books and records and the Company maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxii)	(A) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and (C) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxxiii)	There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations promulgated thereunder.

(xxxiv)	The Company, KDA and Kohlberg Funding have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, KDA and Kohlberg Funding has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xxxv)

The Company, KDA and Kohlberg Funding own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(xxxvi)	Neither the Company, KDA nor Kohlberg Funding is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Affect.

(xxxvii)	KDA is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its limited liability company interests, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated in the Registration Statement and the Prospectus.

(xxxviii)	Neither the Company, KDA nor Kohlberg Funding, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company, KDA or Kohlberg Funding, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxix)	The operations of the Company, KDA and Kohlberg Funding are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, KDA or Kohlberg Funding with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xl)

Neither the Company, KDA nor Kohlberg Funding nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company, KDA or Kohlberg Funding is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly knowingly use the proceeds of the offering, or lend, contribute or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xli)	The Company has not distributed and, prior to the occurrence of the Expiration Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the Offer of the Rights and the sale and delivery of the Shares other than any Prospectus, Offering Materials or any statement made in accordance with Rule 482 of the Securities Act (a “Rule 482 Statement”) to which the Dealer Managers have consented.

(xlii)	The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares; (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Company (except for the solicitation of exercises of the Rights pursuant to this Agreement); and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of exercises of the Rights pursuant to this Agreement).

(xliii)	The Rights have been approved for inclusion, subject to official notice of issuance and evidence of satisfactory distribution, in The NASDAQ Global Select Market.

(b)	Any certificate signed by any officer of the Company and delivered to the Dealer Managers in connection with the Offer of the Rights and the sale and delivery of the Shares shall be deemed a representation and warranty by the Company as to matters covered thereby, to such Dealer Managers.

2.	Agreement to Act as Dealer Managers.

(a)	On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:

(i)

The Company hereby authorizes the Dealer Managers and other soliciting dealers entering into a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A, with the Dealer Managers (each a “Soliciting Dealer” and, collectively, the “Soliciting Dealers”), to solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act, the rules and regulations under those acts, any applicable securities laws of any state or jurisdiction, the applicable rules and regulation of any self-regulatory organization or registered national securities exchange and the customary practice of investment banking firms engaged in connection with similar transactions, the exercise of the Rights and the Over-Subscription Privilege, and the Dealer Managers agree to act in such capacity, and in accordance with such terms and the procedures described in the Prospectus and, where applicable, the terms and conditions of such Soliciting Dealer Agreement; and

(ii)	To the extent available, the Company agrees to furnish, or cause to be furnished, to the Dealer Managers lists, or copies of those lists, showing (to the knowledge of the Company) the names and addresses of, and number of shares of Common Stock held by, Record Date Holders and the Dealer Managers agree to use such information only in connection with the Offer, and not to furnish the information to any other person or entity, except that the Dealer Managers may furnish necessary and appropriate information to the Soliciting Dealers.

(b)	The Dealer Managers agree to provide to the Company, in addition to the services described in Section 2(a), financial advisory and marketing services in connection with the Offer. No fee or reimbursement, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Managers’ out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Managers in connection with any services provided or costs or expenses incurred by the Dealer Managers pursuant to this Agreement.

(c)	The Company and the Dealer Managers agree that each of the Dealer Managers is an independent contractor with respect to the solicitation of the exercise of the Rights and the Over-Subscription Privilege, and that each Dealer Manager’s performance of financial advisory, marketing and soliciting services for the Company is pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any of the Dealer Managers act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person, including Soliciting Dealers, in connection with any activity that a Dealer Manager may undertake or has undertaken in furtherance of its engagement pursuant to this Agreement, either before or after the date hereof. It is understood that the Dealer Managers are being engaged hereunder solely to provide the services described herein on behalf of the Company and that the Dealer Managers are not acting as agents or fiduciaries of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with their engagement hereunder. It is further understood that the Dealer Managers may independently offer for sale Common Shares, including shares of the Common Shares acquired through the purchase and exercise of the Rights, at prices they set. They may realize profits or losses from such sales independent of the fees set forth in Section 3 hereof.

(d)	The Dealer Managers agree to perform those services with respect to the Offer in accordance with customary practice of investment banking firms engaged in connection with similar transactions, including (but not limited to) using their reasonable best efforts to solicit the exercise of Rights and the Over-Subscription Privilege pursuant to the Offer and in communicating with the Soliciting Dealers.

(e)

In rendering the services contemplated by this Agreement, the Dealer Managers will not be subject to any liability to the Company or KDA or any of their affiliates, for any act or omission on the part of any securities broker or dealer (except with respect to any Dealer

Manager acting in such capacity) or any other person, and the Dealer Managers will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misfeasance or gross negligence of the Dealer Managers or by reason of the reckless disregard of the obligations and duties of the Dealer Managers under this Agreement (including, in each case, the employees and authorized agents of the Dealer Managers); provided, however, that the foregoing shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or in any Offering Materials.

3.	Dealer Managers’ and Soliciting Fees. In full payment for the financial advisory, marketing, soliciting and other services rendered and to be rendered hereunder by the Dealer Managers, the Company agrees to pay the Dealer Managers a fee (the “Dealer Managers’ Fee”) equal to 4.00% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights, including pursuant to the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Managers agree to reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers of up to 4.00% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights, including pursuant to the Over-Subscription Privilege, where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date. The Dealer Managers agree to pay the Soliciting Fees to the Soliciting Dealer designated on the applicable portion of the form used by the Holder to exercise Rights, including pursuant to the Over-Subscription Privilege, and if no Soliciting Dealer is so designated or a Soliciting Dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then the Dealer Managers shall retain such Soliciting Fee for Shares issued pursuant to the exercise of Rights, including pursuant to the Over-Subscription Privilege; the Company shall have no obligation to pay (or reimburse the Dealer Managers) for any Soliciting Fees. Payment to the Dealer Managers by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Managers. Such payment will be made on the day following each date on which the Company issues Shares after the Expiration Date. Payment to Soliciting Dealer will be made by the Dealer Managers directly to such Soliciting Dealer by check to an address identified by such Soliciting Dealer. Such payments to Soliciting Dealers shall be made on or before the tenth (10th) business day following each date on which the Company issues Shares after the Expiration Date.

4.	Further Agreements of the Company and the Dealer Managers.

(a)	The Company covenants with the Dealer Managers as follows:

(i)	The Company will use its best efforts to cause the Registration Statement to become effective and maintain its effectiveness under the Securities Act, and will advise the Dealer Managers promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) become so effective.

(ii)	The Company will notify, and confirm the notice in writing to, the Dealer Managers promptly (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission relating to the Registration Statement, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings or examination for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii)	During any period that a prospectus relating to the Rights or the Shares is required to be delivered under the Securities Act (but in any event through the Expiration Date), the Company will give the Dealer Managers notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised Prospectus which the Company proposes for use by the Dealer Managers in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c), (e) or (h) of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Managers with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Managers or counsel for the Dealer Managers shall reasonably object.

(iv)	The Company has furnished or will, without charge, deliver to the Dealer Managers, as soon as practicable, the number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

(v)	The Company will, without charge, furnish to the Dealer Managers, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Managers may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Rules and Regulations.

(vi)

If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers or for the Company, to amend or supplement the Registration Statement or the Prospectus (or the other Offering Materials) to make the Registration Statement or the Prospectus (or such other Offering Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(a)(iii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Dealer Managers such number of copies of such amendment or supplement as the Dealer Managers may reasonably request.

(vii)	The Company will use its commercially reasonable efforts, in cooperation with the Dealer Managers and their counsel, to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Managers may designate and to maintain such qualifications in effect for the duration of the Offer; provided, however, that the Company will not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(viii)	During the period during which the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time period required by the Exchange Act and the rules and regulations of the Commission thereunder.

(ix)	The Company will use the net proceeds from the Offer in the manner set forth under “Use of Proceeds” in the Registration Statement and the Prospectus.

(x)	For a period of sixty (60) days from the date of the Prospectus (the “Lock Up Period”), the Company will not, without the prior consent of the Dealer Managers, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Company or securities convertible into such securities, other than the Rights and the Shares and the Common Shares issued in reinvestment of dividends or distributions or pursuant to reservations, agreements or employee benefits plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus; notwithstanding the foregoing, if (1) during the last 17 days of the Lock Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Dealer Managers, waive such extension in writing. In addition, the Company will cause each officer and director of the Company set forth on Schedule 2 hereto to furnish to the Dealer Managers, prior to the Expiration Date, a letter or letters, substantially in the form of Exhibit D hereto (the “Lock Up Agreements”).

(xi)	The Company will use its commercially reasonable efforts to cause the Rights and the Shares to be duly authorized for listing by The NASDAQ Global Select Market prior to the time the Rights and the Shares are issued, respectively.

(xii)	The Company will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Registration Statement, the Prospectus and the Investment Company Act.

(xiii)	The Company will advise or cause American Stock Transfer & Trust Company (the “Subscription Agent”) to advise the Dealer Managers, from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses of all Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating such Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as such Dealer Manager may reasonably request; and will use its commercially reasonable efforts to cause the Subscription Agent to notify the Dealer Managers and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating such Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request.

(xiv)	The Company will use its commercially reasonable efforts to establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by KDA is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(xv)	To, during a period of at least 12 months from the Expiration Date, use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Company may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision.

(xvi)	To use its commercially reasonable efforts to maintain its qualification as a RIC under the Code for each taxable year during which it is a BDC under the Investment Company Act.

(b)	The Company will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares; provided that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the meaning of this Section 4(b).

(c)	Except as required by applicable law, the use of any reference to the Dealer Managers in any Offering Materials or any other document or communication prepared, approved or authorized by the Company in connection with the Offer is subject to the prior approval of the Dealer Managers, provided that if such reference to the Dealer Managers is required by applicable law, the Company agrees to notify the Dealer Managers within a reasonable time prior to such use but the Company is nonetheless permitted to use such reference. The Dealer Managers hereby confirm they have consented to all references to them in the Registration Statement, the Prospectus and the Offering Materials as filed with the Commission on the date hereof.

5.	Payment of Expenses.

(a)	The Company will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the Offer, including, but not limited to, (i) the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the exercise forms relating to the Rights and the certificates for the Shares; (iii) the fees and disbursements of the Company’s counsel and accountants; (iv) expenses relating to the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees; (v) expenses relating to the printing or other production and delivery to the Dealer Managers of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto; (vi) the filing fees incidental to, and, subject to Section 5(b), the reasonable fees and disbursement of counsel to the Dealer Managers in connection with, the review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the Offer and the sale of the Shares; (vii) the fees and expenses incurred in connection with the listing of the Rights and the Shares on The NASDAQ Global Select Market; (viii) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials; (ix) subject to Section 5(b), all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Managers and Soliciting Dealers in connection with their customary mailing and handling of materials related to the Offer to their customers; (x) the fees and expenses incurred by the Company under the Subscription Agent Agreement and the Information Agent Agreement; and (xi) all other fees and expenses (excluding the announcement, if any, of the Offer in The Wall Street Journal) incurred in connection with or relating to the Offer.

(b)

In addition to any fees that may be payable to the Dealer Managers under this Agreement, whether or not the Offer is consummated, the Company agrees to reimburse the Dealer Managers upon request made from time to time for their reasonable expenses incurred in connection with their activities under this Agreement, including the reasonable fees and disbursements of their legal counsel (inclusive of any reimbursement pursuant to Section 5(a)(iv)), upon proper presentation of documentation therefor, in an amount not to exceed $100,000. The Company shall not be obligated to reimburse the Dealer Managers for any expenses arising under or in connection with this Agreement in excess of $100,000.

6.	Conditions of the Dealer Managers’ Obligations. The obligations of the Dealer Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)	The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Dealer Managers. A prospectus with respect to the Rights Offering shall have been filed with the Commission in accordance with Rule 497.

(b)	The Dealer Managers shall have received from Ropes & Gray LLP, counsel for the Company, such favorable written opinions or letters, dated the Representation Date and the Expiration Date, in form and substance reasonably satisfactory to counsel for the Dealer Managers, to the effect set forth in Exhibit B and Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. Ropes & Gray LLP may state that, insofar as such opinion or letter involves factual matters, it has relied upon certificate of officers of the Company and/or any subsidiary and certificates of public officials.

(c)	The Dealer Managers shall have received from Clifford Chance US LLP, counsel for the Dealer Managers, such favorable written opinions or letters, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus, the Offering Materials and other related matters as the Dealer Managers may reasonably require. Clifford Chance US LLP may state that, insofar as such opinion involves factual matters, it has relied upon certificate of officers of the Company and/or any subsidiary and certificates of public officials.

(d)	The Company shall have furnished to the Dealer Managers certificates of the Company, signed on behalf of the Company by (1) the Chief Executive Officer or President of the Company and (2) the Chief Financial Officer of the Company, dated the Representation Date and the Expiration Date, to the effect that:

(i)	the representations and warranties of the Company in Section 1(a) of this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

(iii)	since the date of the most recent balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise), business prospects, earnings or results of operations of the Company (excluding fluctuations in the Company’s net asset value due to investment activities in the ordinary course of business), except as set forth in the Registration Statement and the Prospectus.

(e)	Deloitte & Touche LLP shall have furnished to the Dealer Managers letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Managers and Deloitte & Touche LLP, stating in effect that:

(i)	it is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Securities Act Rules and Regulations, and the rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States);

(ii)	in its opinion, the audited financial statements examined by it and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N 2;

(iii)	it has performed procedures specified by the Public Accounting Oversight Board for a review of the interim financial information for the period ended December 31, 2007;

(iv)	it has performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available unaudited financial information of the Company, a reading of the minute books of the Company, and inquiries of officials of the Company responsible for financial and accounting matters, and on the basis of such inquiries and procedures nothing came to its attention that caused it to believe that at a specified date prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the Common Shares, any decrease in net assets or any increase in long term debt of the Company as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases; and

(v)

in addition to the procedures referred to in clause (iii) above, it has compared certain dollar amounts (or percentages as derived from such dollar amounts) and other financial information regarding the operations of the Company appearing in the Registration Statement, which have previously been specified by the Dealer Managers and which shall be specified in such letter, and have found such items to be in agreement with the accounting and financial records of the Company.

(f)	Prior to their issuance, the Shares and the Rights will have been duly approved for listing, subject to official notice of issuance, on The NASDAQ Global Select Market.

(g)	The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements of the Offer.

(h)	At the Representation Date and the Expiration Date, counsel for the Dealer Managers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Rights and the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance of the Rights and the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Dealer Managers and counsel for the Dealer Managers.

(i)	A Lock Up Agreement, in substantially the form attached hereto as Exhibit D, shall have been signed by each of the Company and each officer or director of the Company listed on Schedule 2 and delivered to the Dealer Managers on or before the date of this Agreement.

(j)	If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealer Managers by notice to the Company at any time at or prior to the Expiration Date and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 7, 8 and 9 shall survive any such termination and remain in full force and effect.

7. Indemnification.

(a)	The Company agrees to indemnify and hold harmless each Dealer Manager and each person, if any, who controls any of the Dealer Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), Rule 482 Statement, if any, any preliminary prospectus, the Prospectus or any Offering Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii)	against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto), Rule 482 Statement, if any, any preliminary prospectus, the Prospectus or any Offering Materials.

(b)	The Dealer Managers agree to indemnify and hold harmless the Company, its directors, each of the Company’s officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), Rule 482 Statement, if any, any preliminary prospectus, the Prospectus or any Offering Materials in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, any Offering Materials or such Rule 482 Statement, if any.

(c)

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by such indemnified Dealer Manager(s), and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution may be sought under this Section 7 or Section 8 hereof

(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.

(d)	If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8.	Contribution.

(a)	If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, claims, damages, liabilities or expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Managers on the other hand from the Offer of the Rights and the delivery of the Shares pursuant to the Offer, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Dealer Managers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Dealer Managers on the other hand in connection with the Offer of the Rights and the delivery of the Shares pursuant to the Offer shall be deemed to be in the same respective proportions as the total net proceeds from the Offer (before deducting expenses) received by the Company bears to the total fees received by the Dealer Managers in connection with the Offer (whether from the Company or otherwise). The relative fault of the Company on the one hand and the Dealer Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)

The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of the losses, claims, damages, liabilities and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, no Dealer Manager shall be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls any Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as each Dealer Manager, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Notwithstanding any other provision of Section 7 and this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act. The Dealer Managers’ respective obligations to contribute pursuant to this Section 8 are several and not joint. The Company agrees to indemnify each Soliciting Dealer and controlling person to the same extent and subject to the same conditions, including with respect to contribution, provided for in Section 7 hereof and this Section 8, to the extent that a court of competent jurisdiction determines that such Soliciting Dealer or such controlling person is a statutory underwriter under the Securities Act.

9.	Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Managers or the Company, any person controlling any of the Dealer Managers or the Company or their respective officers or directors, (ii) issuance of the Rights and (iii) delivery of and payment for the Shares pursuant to the Offer.

10.	Termination of Agreement.

(a)

The Dealer Managers may terminate this Agreement, by notice to the Company, at any time at or prior to the Expiration Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Offering Materials, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealer Managers, impracticable or inadvisable to market the Rights or the Shares, or (iii) if trading in the Rights or Common Stock has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities. The Company may in its sole discretion, at any time prior to delivery of the Securities, terminate the Offer and this Agreement if the Subscription Price is less than 75% of the net asset value attributable to a share of Common Stock disclosed in the Company’s most recent periodic report filed with the Commission. In addition, at any time prior to the Expiration Date, upon providing five days’ prior written notice specifying the grounds for such termination, the Company may terminate this Agreement with respect to any or all of the Dealer Managers in the event such Dealer Manager(s) is in breach of its obligations set forth in Section 2.

(b)	If this Agreement is terminated pursuant to this Section with respect to any party, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof; provided, further, that Sections 7, 8 and 9 hereof shall survive such termination and remain in full force and effect.

11.	Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

12.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)	if to the Dealer Managers, shall be delivered or sent by mail or facsimile transmission to:

Merrill Lynch & Co.

4 World Financial Center

New York, New York 10080

Attention: [ ]

Facsimile: [ ]

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Attention: [ ]

Facsimile: [ ]

Stifel, Nicolaus & Company, Incorporated

One Financial Plaza

501 North Broadway

St. Louis, MO 63102

Attention: [ ]

Facsimile: [ ]

With a copy (for informational purposes only) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Jay L. Bernstein, Esq.

Facsimile: (212) 878-8375

And in the case of any notice pursuant to Section 7(d), a copy to:

Director of Litigation

Merrill Lynch & Co.

4 World Financial Center

New York, New York 10080

Attention: [ ]

Facsimile: [ ]

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Attention: [ ]

Facsimile: [ ]

Stifel, Nicolaus & Company, Incorporated

One Financial Plaza

501 North Broadway

St. Louis, MO 63102

Attention: [ ]

Facsimile: [ ]

(b)	if to the Company, shall be delivered or sent by mail or facsimile transmission to:

Kohlberg Capital Corporation

295 Madison Avenue, 6th Floor

New York, New York 10017

Attention: Michael I. Wirth

Facsimile: (212) 455-8300

With a copy (for informational purposes only) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Craig E. Marcus, Esq.

Facsimile: (617) 951-7050

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Dealer Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Dealer Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Dealer Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, corporation or other entity.

14.	Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16.	Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Dealer Managers and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Dealer Manager or any indemnified party. Each of the Dealer Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

17.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Left Blank.]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Dealer Managers.

Very truly yours,

KOHLBERG CAPITAL CORPORATION

By: ____________________________________

        Name:

        Title:

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER &

SMITH INCORPORATED

By: ______________________________________

        Name:

        Title:

JMP SECURITIES LLC

By: ______________________________________

        Name:

        Title:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: ______________________________________

        Name:

        Title: